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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 16, 1998 appearing on page 38 of Coca-Cola Bottling Co. Consolidated's Annual Report on Form 10-K for the year ended December 28, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP


Charlotte, North Carolina
January 18, 1999